UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Launch of DST Program

Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and its operating partnership, BREIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), have launched a Delaware Statutory Trust program (the “Program”). Under the Program, beneficial interests (“DST Interests”) in Delaware statutory trusts (“DSTs”) that hold one or more real properties (“DST Properties”) will be offered and sold to certain accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) in private offerings exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Under the Program, a DST Property will be held in a DST and subsequently leased back by a wholly owned subsidiary of the Operating Partnership under a master lease guaranteed by the Operating Partnership. The Operating Partnership will have a fair market value purchase option (the “FMV Option”) giving it the right, but not the obligation, to acquire DST Interests from investors during a defined period in exchange for Operating Partnership units or, in certain cases, cash. Investors who receive Operating Partnership units through the FMV Option may, after a holding period, request redemption of their Operating Partnership units, and the Operating Partnership will redeem their units for the Company’s common stock, cash or a combination of both in the Company’s sole discretion.

Launch of New Share Classes

In addition, the Company intends to offer and sell new classes of common stock, Classes L and L-2, each with a par value of $0.01 per share (collectively, the “New Share Classes”), to certain accredited investors (as defined in Regulation D under the Securities Act) in private offerings exempt from registration pursuant Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D thereunder. Except as described herein, the New Share Classes have substantially similar rights and terms, including voting powers, to the rights and terms of the Company’s existing classes of common stock, including the same proportional rights to the Company’s assets. The minimum initial investment is $50 million for Class L Shares and $250 million for Class L-2 shares. The New Share Classes will be subject to certain restrictions, including a minimum holding period and certain repurchase limitations in addition to the Company’s existing monthly and quarterly limitations.

In connection with the foregoing initiatives, the Company is amending certain of its documents to reflect the establishment and management of the Program and New Share Classes.

Related Agreements

Sixth Amended and Restated Advisory Agreement

On November 3, 2025, the Company entered into a Sixth Amended and Restated Advisory Agreement (the “Advisory Agreement”), by and among the Company, the Operating Partnership and BX REIT Advisors L.L.C. (the “Adviser”), to (i) facilitate the establishment and management of the Program, (ii) make certain updates reflecting the designation of the New Share Classes, including the payment of a management fee with respect to such New Share Classes, and (iii) incorporate other administrative updates.

As amended, the Company will pay the Adviser a management fee equal to (i) 1.25% of the NAV of the Company attributable to Class T-2, Class S-2, Class D-2, Class I, Class T, Class S, Class D and Class C shares, (ii) 1.00% of the NAV of the Company attributable to Class L shares and (iii) 0.85% of the NAV of the Company attributable to Class L-2 shares, in each case, per annum payable monthly. Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to (i) 1.25% of the NAV of the Operating Partnership attributable to such Class T-2, Class S-2, Class D-2, Class T-1, Class S-1, Class D-1, Class I, Class T, Class S, Class D, Class C and Class B Operating Partnership units, (ii) 1.00% of the NAV of the Operating Partnership attributable to such Class L Operating Partnership units and (iii) 0.85% of the NAV the Operating Partnership attributable to such Class L-2 Operating Partnership units, in each case, per annum payable monthly. The Company will not pay a management fee with respect to Class F shares or Class F Operating Partnership units.

The Advisory Agreement also provides that the Company will reimburse the Adviser for any organization and offering expenses related to the Program, unless it has agreed to receive a fee in lieu of reimbursement.

Sixth Amended and Restated Limited Partnership Agreement of BREIT Operating Partnership L.P.

On November 3, 2025, the Company entered into a Sixth Amended and Restated Limited Partnership Agreement (the “A&R OP Agreement”) for the Operating Partnership, by and among the Company, BREIT Special Limited Partner L.P. (the “Special Limited Partner”) and the limited partners party thereto, to make certain updates to (i) facilitate the issuance of Operating Partnership units in exchange for DST Interests in the event the Operating Partnership elects to exercise its FMV Option, including the designation of three new classes of Operating Partnership units, Class T-1, Class S-1 and Class D-1, (ii) reflect the designation of the New Share Classes and corresponding units of the Operating Partnership, including the calculation of the performance participation allocation for Class L and Class L-2 Operating Partnership units, and (iii) incorporate other administrative updates.

The A&R OP Agreement authorizes the Operating Partnership to issue Operating Partnership units, in the form of Class L, Class L-2, Class I or one of three new classes of Operating Partnership units, designated as Class T-1, Class S-1 and Class D-1, in exchange for DST Interests in connection with the exercise of the FMV Option, with the class of Operating Partnership units to be received by an investor to be set forth set forth in the applicable agreement between the DST Dealer Manager (as defined below) and the participating intermediary that sold such DST Interests in a DST Offering or as otherwise agreed with the Operating Partnership. Unless otherwise provided in the applicable agreement between the DST Dealer Manager and the applicable participating intermediary, the amount of the ongoing investor servicing fee for a Class T-1 Operating Partnership unit shall equal 0.85% per annum of the NAV of such outstanding Class T-1 Operating Partnership unit, consisting of a representative stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, the amount of the ongoing investor servicing fee for a Class S-1 Operating Partnership unit shall equal 0.85% per annum of the NAV of such outstanding Class S-1 Operating Partnership unit, and the amount of the ongoing investor servicing fee for a Class D-1 Operating Partnership unit shall equal 0.25% per annum of the NAV of such outstanding Class D-1 Operating Partnership unit. The Dealer Manager will re-allow all or a portion of the investor servicing fee to participating broker-dealers for ongoing investor services performed by such broker-dealers and will waive the investor servicing fee to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Under the A&R OP Agreement, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership (i) with respect to Class T-2, Class S-2, Class D-2, Class T-1, Class S-1, Class D-1, Class I, Class T, Class S, Class D, Class C and Class B Operating Partnership units, equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the A&R OP Agreement) and (ii) with respect to Class L and Class L-2 Operating Partnership units, equal to 10% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up. Such allocations will be measured on a calendar year basis, made quarterly and accrued monthly.

DST Dealer Manager Agreement

On November 3, 2025, in connection with the Program, Blackstone Real Estate Exchange LLC, an indirect wholly owned subsidiary of the Company (the “DST Sponsor”) and, solely with respect to its obligations relating to Operating Partnership unit investor servicing fees, the Operating Partnership, entered into the DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”) with Blackstone Securities Partners L.P. (the “DST Dealer Manager”), pursuant to which the DST Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis.

Under the DST Dealer Manager Agreement, the DST Dealer Manager may receive an ongoing investor servicing fee of up to 0.85% per annum of the aggregate value of the DST Property underlying certain DST Interests in the applicable DST Offering.

The Operating Partnership will pay the DST Dealer Manager ongoing investor servicing fees in the same amounts as disclosed in the A&R OP Agreement with respect to Operating Partnership units issued in connection with the FMV Option in exchange for DST Interests and only until the fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating distribution agent that sold such DST Interests in a DST Offering has been reached.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the Operating Partnership and the DST Dealer Manager. Included as Exhibit A to the DST Dealer Manager Agreement is the form of selected dealer agreement to be entered into by the DST Dealer Manager and participating broker-dealers that participate in a DST Offering (the “Form of DST Selected Dealer Agreement”).

The foregoing summary descriptions of the Advisory Agreement, A&R OP Agreement, DST Dealer Manager Agreement and Form of DST Selected Dealer Agreement do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement, A&R OP Agreement, DST Dealer Manager Agreement and Form of DST Selected Dealer Agreement (including the exhibits thereto), copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2025, the Company filed Articles of Amendment (the “Articles of Amendment”) to its charter with the Maryland State Department of Assessments and Taxation (“SDAT”) to increase the number of shares of capital stock that the Company has authority to issue to 17,400,000,000 and the number of shares of common stock, par value $0.01 per share, that the Company has authority to issue to 17,300,000,000. Immediately following the filing of the Articles of Amendment, the Company filed with SDAT Articles Supplementary (the “Articles Supplementary” and, together with the Articles of Amendment, the “Charter Amendments”) to its charter, pursuant to which the Company classified and designated the following authorized but unissued shares of common stock: 500,000,000 as Class L shares and 500,000,000 as Class L-2 shares.

The foregoing summary descriptions of the Articles of Amendment and Articles Supplementary do not purport to be complete and are qualified in their entirety by reference to the Articles of Amendment and Articles Supplementary, copies of which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Charter Amendments did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 8.01.	Other Events.

Share Repurchase Plan

Effective November 3, 2025, the Company amended its share repurchase plan (the “Share Repurchase Plan”) to incorporate the New Share Classes in the Share Repurchase Plan. The foregoing summary description of the Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Plan, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment, dated November 3, 2025

3.2	Articles Supplementary, dated November 3, 2025

4.1	Share Repurchase Plan, effective as of November 3, 2025

10.1	Sixth Amended and Restated Advisory Agreement, dated November 3, 2025

10.2	Sixth Amended and Restated Limited Partnership Agreement, dated November 3, 2025

10.3	DST Dealer Manager Agreement, dated November 3, 2025

10.4	Form of DST Selected Dealer Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Leon Volchyok
Name:	Leon Volchyok
Title:	Chief Legal Officer